Exhibit 10.10

Agreement for Assignment of Debts and Claims

Party A: (SZ) FEELLIFE HEALTH INC.
Address: 2nd Floor, Building 1, Huangtian Yangbei Industrial Zone, Xixiang Street, Baoan District, Shenzhen

Party B: (SZ) FEELLIFE HEALTH LTD.
Address: 1903, 2002, 2501, Building A, No. 9 Furong Road, Tantou Community, Songgang Street, Baoan District, Shenzhen

Party C: PAPA HEALTH INC.

Address: 202 North California Ave, City of Industry, California, U.S.A

Unless otherwise specified, Party B includes the affiliates of (SZ) FEELLIFE HEALTH LTD. For details, please refer to the list of affiliates issued by Party B in Appendix 1.

Whereas: Party B and Party C have incurred claims and debts against each other during their production and operation. In order to safeguard the rights and obligations of all parties, the three parties, through full and friendly consultation, have reached the following consensus and agree to abide by it.

Article 1 Assignment of claims and debts

(1) Party B’s claims and debts arising against Party C during the period between January 1, 2024 and December 31, 2025 shall be transferred to Party A;

(2) Party A, Party B and Party C agree to transfer the claims and debts mentioned in Item (1) above to Party A.

(3) Upon completion of the transfer of claims and debts (i.e. upon the effective date of this Agreement), Party B’s claims and debts to Party C have been settled, and the above transfer of claims and debts is without any contingent conditions.

Article 2 Representations and Warranties

(1) Party A hereby represents and warrants that the waiver of Party B’s debt to Party A under this Agreement shall be irrevocable and that Party A gives up any and all rights to revoke or amend such waiver of debt in any circumstance.

(2) If necessary, Party A undertakes to fully cooperate with the law firm and other intermediary agencies hired by Party B to conduct confirmation, inquiry, and witnessing on matters related to the debt waiver.

Article 3 Agreement modification and termination

(1) After this Agreement is signed by the three parties, this Agreement shall not be modified, rescinded, terminated or revoked unless otherwise signed by the parties in writing.

(2) If any of the three parties violates the provisions of the preceding paragraph and unilaterally changes, rescinds, terminates or revokes this Agreement, it shall be invalid.

Article 4 Governing Law and Jurisdiction

Any dispute in connection with or arising out of this Agreement shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in South China Sub-Commission in accordance with the Commission’s arbitration rules then in force. The award of arbitration shall be final and legally binding to the Parties.

Article 5 Coming into Force

This Agreement shall come into force after being duly signed by the three parties. This Agreement is made in triplicate, with Party A, Party B and Party C holding one copy each and each copy shall be equally authentic.

Party A (Signature):
Date of signing:

Party B (Signature):
Date of signing:

Party C (Signature):
Date of signing:

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Appendix 1: List of related parties

SN	List of related parties
1	FGP GROUP INC.
2	FEELLIFE CO.,LTD
3	FEELIFE HEALTH INC.
4	C PRESSO LLC.
5	VLPUS Health Inc.
6	HOOLOO LAB INC
7	FL Medical Ltd
8	FL Globe Ltd
9	JOINCARE Healthcare Technology
10	PAPA LIFE SCIENCE (IOTA.INC)
11	FEELLIFE HOLDING LTD
12	Shenzhen Huacheng General Quality Testing Co., Ltd.

Notes: The list of related parties may be adjusted based on actual transactions or transactions.

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